       As filed with the Securities and Exchange Commission on May 11, 1995

                                                      Registration No. 33-92196


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   Amendment No. 1
                                          to
                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               AUSTINS STEAKS & SALOON, INC.
                 -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

          DELAWARE                                     86-0723400
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                   6940 "O" STREET, SUITE 334, LINCOLN, NE., 68510
                 ---------------------------------------------------
                 (Address of Principal Executive Offices) (ZIP Code)

                 1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN (1)
                 -----------------------------------------------------
                     (Full title of the plan or written contract)

                                   ROCHELLE MULLEN
                     CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                          1125 SOUTH 103RD STREET, SUITE 720
                                    OMAHA, NE  68124
                       ---------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:    (402) 397-1700
                                                             -----------------


Approximate date of proposed commencement of sales pursuant to the plan: as soon as practicable after the effective date of this registration statement.

(1) The Company initially registered 125,000 shares of its Common Stock for issuance pursuant to its 1994 Incentive and Non-Qualified Stock Option Plan. The purpose of this Amendment No. 1 is to register an additional 100,000 shares.

                           CALCULATION OF REGISTRATION FEE


 Title of Securities        Amount to be         Proposed Maximum        Proposed Maximum          Amount of
  to be Registered            Registered          Offering Price            Aggregate            Registration
                                                                          Offering Price              Fee
--------------------------------------------------------------------------------------------------------------
 Common Stock               100,000 Shares       $.625/share (1)           $62,500                $18.44
--------------------------------------------------------------------------------------------------------------


(1) Proposed Maximum Offering Price based on the last quoted sales price of the Common Stock; the last sale being made on November 13, 1998.

ITEM 8.   EXHIBITS


Exhibit
Number         Exhibit
-------------------------------------------------------------------------------
5         Opinion of Counsel
-------------------------------------------------------------------------------
23.1      Auditors Consent
-------------------------------------------------------------------------------
23.2      Consent of Counsel (included in Exhibit 5)
-------------------------------------------------------------------------------
99.1      Amendment to 1994 Incentive and Nonqualified Stock Option Plan
-------------------------------------------------------------------------------

     The contents of the S-8 Registration Statement (File No. 33-92196) are hereby incorporated by reference.

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on November 18, 1998.

                         AUSTINS STEAKS & SALOON,  INC.


                         BY: /s/Tish Gade-Jones, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature             Title                    Date
        ---------             -----                    ----
/s/                           Director                 11/8/98
--------------------
Paul C. Schorr, III


/s/                           Director                 11/11/98
---------------------
B. Scott Ball



/s/                           Director                 11/16/98
----------------------
Roger D. Sack


/s/                           Director                 11/17/98
----------------------
Greg S. Cutchall

                                     3